As filed with the Securities and Exchange Commission on June 6, 2023

Registration No. 333-269445

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S‑8
REGISTRATION STATEMENT
Under The Securities Act of 1933

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-2665054 (I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 550 San Jose, California (Address of principal executive office)	95110 (Zip Code)

Quantum Corporation 2021 Inducement Plan
(Full title of the plan)

Brian E. Cabrera
Senior Vice President, Chief Administrative Officer, and Corporate Secretary
Quantum Corporation
224 Airport Parkway, Suite 550
San Jose, California 95110
(408) 944 4000
(Name, address and telephone number of agent for service)	Copy to: James J. Masetti Julie Park Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 233-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐
	Smaller reporting company ☐	Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Securities Act.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Quantum Corporation, a Delaware corporation (the “Registrant”), for the purpose of correcting the following information contained in the Registrant’s Registration Statement on Form S-8 (File No. 333-269445) that was filed with the Securities and exchange Commission on January 27, 2023 (the “Original Registration Statement”):
•the “Calculation of Registration Fee” table set forth on Exhibit 107 of this Registration Statement amends and restates in its entirety the “Calculation of Registration Fee” table set forth on Exhibit 107 of the Original Registration Statement, which amendments include correcting the proposed maximum offering price per share under the Registrant’s 2021 Inducement Plan (the “Plan”) from $1.60 to $1.57, including changing the specified date that the high and low prices of the Registrant’s Common Stock were reported on the Nasdaq Global Market from January 19, 2023 to January 25, 2023, and the related proposed maximum aggregate offering price, amount of registration fee and total registration fee;
•correcting exhibit tagging with respect to Exhibit 5.1 and Exhibit 23.1; and
•filing Exhibit 99.2 to the Registration Statement, which was inadvertently omitted from the Original Registration Statement.

Except as set forth herein, the contents of the Original Registration Statement are incorporated herein by reference into this Registration Statement.

ITEM 8. Exhibits.

Exhibit No.	Description
5.1#	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1#	Consent of Armanino LLP, independent registered public accounting firm.
23.2#	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-8 (File No. 333-269445) filed on January 27, 2023).
99.1	2021 Inducement Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-8 (File No. 333-252601) filed on February 1, 2021).
99.2	Amendment No. 1 to 2021 Inducement Plan.
99.3
Form of Market-Based Restricted Stock Unit Grant Agreement for U.S. Employees (under the 2021 Inducement Plan) (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-8 (File No. 333-252601) filed on February 1, 2021).

99.4
Form of Market-Based Restricted Stock Unit Grant Agreement for Non-U.S. Employees (under the 2021 Inducement Plan) (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-8 (File No. 333-252601) filed on February 1, 2021).

99.5
Form of Restricted Stock Unit Grant Agreement for U.S. Employees (under the 2021 Inducement Plan) (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-8 (File No. 333-252601) filed on February 1, 2021).

99.6
Form of Restricted Stock Unit Grant Agreement for Non-U.S. Employees (under the 2021 Inducement Plan) (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-8 (File No. 333-252601) filed on February 1, 2021).

107	Filing Fee Table.
________________
* Previously filed.
# Filed solely to correct tagging of the previously filed exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 6th day of June, 2023.

QUANTUM CORPORATION

By:	/s/ Brian E. Cabrera
Brian E. Cabrera
Senior Vice President, Chief Administrative Officer, and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ James J. Lerner	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 6, 2023
James J. Lerner

/s/ Kenneth P. Gianella	Chief Financial Officer (Principal Financial Officer)	June 6, 2023
Kenneth P. Gianella

/s/ Lewis W. Moorehead	Chief Accounting Officer (Principal Accounting Officer)	June 6, 2023
Lewis W. Moorehead

*	Director	June 6, 2023
Rebecca J. Jacoby

*	Director	June 6, 2023
Donald Jaworski

*	Director	June 6, 2023
Hugues Meyrath

*	Director	June 6, 2023
Christopher D. Neumeyer

*	Director	June 6, 2023
Marc E. Rothman

*	Director	June 6, 2023
Yue Zhou White

*By:	/s/ Brian E. Cabrera
Brian E. Cabrera
Attorney in Fact